Exhibit 23.2


                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Thermo Electron Corporation's previously filed Registration Statement File No. 33-54347 on Form S-8.



CARLIN, CHARRON, & ROSEN LLP


Worcester, Massachusetts
June 23, 2003